                            REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 27, 1995, by and among Golden State Acquisition Corp., a Delaware corporation (the "Company"), FAC, Ltd., a Cayman Islands corporation ("FAC"), John Hancock Mutual Life Insurance Company ("Hancock"), SBIC Partners, L.P. ("SBIC Partners"), Exeter Equity Partners, L.P. and Exeter Venture Lenders (collectively, "Exeter") and each of CGW Associates Limited Partnership, Mid-State Horticultural Company, Jeffrey B. O'Neill, Massachusetts Mutual Life Insurance Company, Massmutual Participation Investors, Massmutual Corporate Investors, Ardshiel Inc. and Bank of America Illinois (collectively, the "Junior Holders"). FAC, SBIC Partners, Exeter, Hancock and the Junior Holders are collectively referred to in this Agreement as the "Stockholders" and individually as a "Stockholder." Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

       The Company and the Stockholders are parties to an Equity Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"). The Company, Golden State Vintners, a California corporation, and Hancock are parties to a Securities Purchase Agreement, dated the date hereof (the "Securities Purchase Agreement"). The Company and the Stockholders are parties to a Stockholder Agreement, dated as of even date herewith (the "Stockholder Agreement"). In order to induce the Stockholders to enter into the Purchase Agreement and the Stockholder Agreement and Hancock to enter into the Securities Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

       The parties hereto agree as follows:

       1.     DEMAND REGISTRATION RIGHTS.

              (a) REQUESTS FOR REGISTRATION. Subject to the limitation and restrictions set forth below, on any six occasions after the fifth anniversary of the Closing, the holders of at least fifteen (15%) percent of the Registrable Securities (hereinafter, the "Demanding Holders") may make a written request of the Company for registration with the Commission under the Securities Act of all or any portion of their Registrable Securities (hereinafter, a "Demand Registration"); PROVIDED, HOWEVER, that to the extent any Stockholder is a Demanding Holder with respect to any of its Registrable Securities on any two of the six occasions permitted hereunder, such Stockholder shall not be permitted to request additional Demand Registrations (whether or not such Stockholder holds at such time in excess of 15% of the Registrable Securities), and the Registrable Securities of such Stockholder shall not be included for purposes of determining the requisite 15% threshold set forth above only in connection with any subsequent Demand Registration requested by the other Stockholders. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

       Unless a registration is withdrawn pursuant to the request of the Demanding Holders for any reason other than a material adverse change in the Company or unfavorable conditions in the capital markets, a registration shall not be counted as one of the permitted Demand Registrations (i) until it has become effective, and (ii) unless the requesting party or parties are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration.

              (b) PRIORITY ON DEMAND REGISTRATIONS. If in any Demand Registration the managing underwriter or underwriters thereof (or, in the case of a Demand Registration not being underwritten, in the opinion of a majority of the holders of Registrable Securities) advise the Company that in its or their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the Company or the success of the offering, the Company shall include in such registration the number of Registrable Securities and other securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the Company or the success of the offering as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration pro rata among the Demanding Holders on the basis of the number of Registrable Securities requested to be included, (ii) second, the Registrable Securities requested to be included in such Demand Registration by other Stockholders pro rata among those requesting inclusion in such Demand Registration on the basis of the number of Registrable Securities requested to be included, and (iii) third, shares to be issued and sold by the Company and requested to be included in such Demand Registration.

              (c) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 hereof.

              (d) SELECTION OF UNDERWRITERS. The Company's board of directors shall have the right to select the investment banker(s) and manager(s) to administer the offering.

       2.     PIGGYBACK REGISTRATIONS.

              (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities with the Commission under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities, at least 60 days prior to the anticipated filing date, of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice.

              (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to subsection 2(a). In such event, the right of any Stockholder to registration pursuant to this Section 2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Stockholders, if proposing to distribute their securities through such underwriting, shall (together with the Company and the other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting.

              (c) PRIORITY ON PIGGYBACK REGISTRATIONS. If the Company (in the case of an offering not involving an underwriting) or the managing underwriter (in the case of an underwritten offering) shall reasonably determine (and notify the holders of Registrable Securities of such determination) that the number or kind of securities proposed to be sold in such registration (including the Registrable Securities to be included pursuant to subsection 2(a) above) exceeds the number which can be sold in such offering without adversely affecting the Company or the success of the offering, the Company shall include in such registration the number of securities, if any, which in the opinion of such underwriter or the Company, as the case may be, can be sold. The Company shall so advise all holders of the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (i) first, to the Company, and (ii) second, pro rata among all holders of Registrable Securities and other securities of the Company on the basis of the number of shares requested to be included in such registration by each such holder.

              (d) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.

              (e) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the

Company shall not file or cause to be effective any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

       3.     HOLDBACK AGREEMENTS.

              (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144), of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

              (b) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 270-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

       4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

              (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

              (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

              (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

              (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

              (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

              (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers automated quotation system ("NASDAQ");

              (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or securities of any class of the Company;

              (h) enter into such customary agreements (including, to the extent applicable hereunder, underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

              (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

              (j) otherwise comply with all applicable rules and regulations of the Commission with which the Company is required to comply, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

              (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

       5.     REGISTRATION EXPENSES.

              (a) The Company shall pay all Registration Expenses (as defined in subparagraph (b) below) in connection with any registration initiated as a Demand Registration and all Piggyback Registrations whether or not such registration has become effective and whether or not, in the case of a Demand Registration, such registration is counted as one of the Demand Registrations.

              (b) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASDAQ.

              (c) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

       6.     INDEMNIFICATION.

              (a) The Company agrees to indemnify, to the extent permitted by applicable law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (collectively "Losses") caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of applicable federal and state securities laws, in each case, except insofar as the same are caused by, contained in or arise out of or result from any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to the person asserting the claims from which such Losses arise after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

              (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by applicable law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

              (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt written notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless such indemnified party receives a written opinion of counsel to the effect that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless the indemnified party receives a written opinion of counsel to the effect that a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

              (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

       7. PARTICIPATION IN UNDERWRITTEN REGISTRATION. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, and (iii) completes and executes any other documents reasonably required in connection therewith.

       8.     DEFINITIONS.

              "Business Day" means each day of the week from and including Monday to and including Friday, except such day that is a legal holiday in New York, New York or Boston, Massachusetts.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" means any share of the Company's Class A Common Stock, par value $.0l per share, Class B Common Stock, par value $.01 per share, Class D Common Stock, par value $.0l per share or Class E Common Stock, par value $.0l per share.

              "Person" means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

              "Registrable Securities" means, irrespective of which Person actually holds such securities, (i) any shares of Common Stock acquired as of the date hereof by any Stockholder pursuant to the Purchase Agreement, (ii) any shares of Common Stock acquired hereafter by any Stockholder, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion, or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

              "Securities Act" means the Securities Act of 1933, as amended.

       9.     MISCELLANEOUS.

              (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

              (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

              (c) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

              (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities; provided, however, that no such amendment or waiver shall adversely affect the rights hereunder of any of the parties hereto without the prior written approval of such party.

              (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

              (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

              (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

              (h) DESCRIPTIVE-HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              (i) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

              (j) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to and to each of the Company, SBIC Partners, Exeter, FAC and Hancock at the addresses indicated below:

       If to the Company, to:

              Golden State Acquisition Corp.
              Smith McDonnell Stone & Co. Inc.
              450 Park Avenue, Suite 2102
              New York, NY 10022
              Attention: Mark D. McDonnell

       with a copy, which will not constitute notice to the Company, to:

              Anderson Kill Olick & Oshinsky, P.C.
              1251 Avenue of the Americas
              New York, NY 10020
              Attention: Ronald S. Brody, Esq.

       If to Mid-State Horticultural Company, to:

              Mid-State Horticultural Company
              1905 Baker Street
              San Francisco, CA 94115
              Attention: Robert H. Setrakian

       If to CGW Associates Limited Partnership, to:

              CGW Associates Limited Partnership
              c/o Ardshiel, Inc.
              230 Park Avenue - Suite 2527
              New York, NY 10169

       with a copy, which will not constitute notice to CGW
       Associates Limited Partnership, to:

              Farella Braun & Martel
              235 Montgomery Street
              San Francisco, CA 94104
              Attention: Frank Farella, Esq.

       If to SBIC Partners, to:

              SBIC Partners, L.P.
              201 Main Street, Suite 2302
              Fort Worth, Texas  76102

       with a copy, which will not constitute notice to SBIC
       Partners, to:

              Riordan & McKinzie
              300 South Grand Avenue - 29th Floor
              Los Angeles, CA 90071
              Attention: Timothy F. Sylvester, Esq.

       If to Exeter, to:

              Exeter Venture Lenders, L.P.
              10 East 53rd Street
              New York, NY 10022
              Attention: Timothy P. Bradley

       with a copy, which will not constitute notice to Exeter, to:

              Riordan & McKinzie
              300 South Grand Avenue - 29th Floor
              Los Angeles, CA 90071
              Attention: Timothy F. Sylvester, Esq.

       If to FAC, to:

              Smith McDonnell Stone & Co. Inc.
              450 Park Avenue, Suite 2102
              New York, NY 10022
              Attention:  Mark D. McDonnell

       with a copy, which will not constitute notice to FAC, to:

              Anderson Kill Olick & Oshinsky, P.C.
              1251 Avenue of the Americas
              New York, NY 10020
              Attention:  Ronald S. Brody, Esq.

       If to Hancock, to:

              John Hancock Mutual Life Insurance Company
              200 Clarendon Street - 57th Floor
              P.O. Box 111
              Boston, MA 02117
              Attention:  Bond & Corporate Finance Dept.

       and to:

              John Hancock Mutual Life Insurance Company
              1900 Point West Way
              Suite 188
              Sacramento, CA 95815
              Attn: Portfolio Management & Investment Services T-57

       with a copy, which will not constitute notice to Hancock, to:

              Orrick, Herrington & Sutcliffe
              Old Federal Reserve Bank Building
              400 Sansome Street
              San Francisco, CA  94111-3143
              Attention:  Daniel R. Bedford

       If to Bank of America Illinois:

              Bank of America Illinois
              231 South LaSalle Street
              Chicago, IL 60697
              Attention:  Jeffrey Mann

       If to Massachusetts Mutual Life Insurance Company:

              Massachusetts Mutual Life Insurance Company
              1295 State Street
              Springfield, Massachusetts 01111-0001
              Attention: Wallace Rodger

       If to MassMutual Participation Investors:

              MassMutual Participation Investors
              1295 State Street
              Springfield, Massachusetts 01111-0001
              Attention: John Joyce

       If to MassMutual Corporate Investors:

              MassMutual Participation Investors
              1295 State Street
              Springfield, Massachusetts 01111-0001
              Attention: John Joyce

       If to Ardshiel, Inc., to:

              Ardshiel, Inc.
              230 Park Avenue, Suite 2527
              New York, NY 10169
              Attn: Geoffrey J.F. Gorman

       If to Jeffrey B. O'Neill, to:

              Jeffrey B. O'Neill
              60 East Sir Francis Drake Blvd.
              Larkspur, California 94939

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                *     *    *    *    *

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            GOLDEN STATE ACQUISITION CORP.

                            By:
                                ---------------------------------
                            Its:
                                ---------------------------------


                            FAC, LTD.

                            By:
                                ---------------------------------
                            Its:
                                ---------------------------------


                            EXECUTIVE

                            -------------------------------------
                            Jeffrey B. O'Neill


                            JOHN HANCOCK MUTUAL LIFE
                              INSURANCE COMPANY

                            By:
                                ---------------------------------
                            Its:
                                ---------------------------------


                            EXETER EQUITY PARTNERS, L.P.

                            By:    Exeter Equity Advisors, L.P.,
                                   General Partner

                                   By:    Exeter Equity Advisors,
                                          Inc., General Partner

                                          By:  /s/ Timothy P. Bradley
                                              -------------------------
                                                 Timothy P. Bradley
                                                 Vice President

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            GOLDEN STATE ACQUISITION CORP.

                            By: /s/ Paul M. Smith
                                ---------------------------------
                            Its: Secretary
                                ---------------------------------

                            FAC,LTD.

                            By: /s/ Mark D. Mcdonnell
                                ---------------------------------
                            Its:
                                ---------------------------------


                            EXETER EQUITY PARTNERS, L.P.

                            By:    Exeter Equity Advisors, L.P.,
                                   General Partner

                                   By:    Exeter Equity Advisors,
                                          Inc., General Partner

                                          By:
                                              ---------------------
                                              Timothy P. Bradley
                                              Vice President


                            EXETER VENTURE LENDERS, L.P.

                            By:    Exeter Venture Advisors, Inc.,
                                   General Partner

                                   By:
                                        ------------------------------
                                          Timothy P. Bradley
                                          Vice President

                            EXETER VENTURE LENDERS, L.P.

                            By:    Exeter Venture Advisors, Inc.,
                                   General Partner

                                   By:
                                        ------------------------------
                                          Timothy P. Bradley
                                          Vice President


                            SBIC PARTNERS, L.P.

                            By:    Forrest Binkley & Brown, L.P.,
                                   General Partner

                                   By:    Forrest Binkley & Brown
                                          Venture Co., General
                                          Partner

                                   By:
                                        ------------------------------
                                          Jeffrey J. Brown
                                          Office of the
                                          President

                            By:    SL-SBIC PARTNERS, L.P.
                                   General Partner

                                   By:    FW-SBIC, Inc.,
                                          General Partner

                                   By:
                                        ------------------------------
                                          Name:
                                                ----------------------
                                          Title:
                                                ----------------------

                            MID-STATE HORTICULTURAL COMPANY

                            By:      /s/ Robert Setrakian
                                   -----------------------------------
                            Its:     President
                                   -----------------------------------

                            CGW ASSOCIATES LIMITED PARTNERSHIP

                            By:
                                   -----------------------------------
                            Its:
                                   -----------------------------------

                            MASSACHUSETTS MUTUAL LIFE
                            INSURANCE COMPANY

                            By:      /s/ John B. Jance
                                   -----------------------------------
                                   Name: John B. Jance
                                   Title: Vice President

                            MASSMUTUAL PARTICIPATION INVESTORS

                            By:      /s/ John B. Jance
                                   -----------------------------------
                                   Name: John B. Jance
                                   Title: Vice President

                            MASSMUTUAL CORPORATE INVESTORS

                            By:      /s/ John B. Jance
                                   -----------------------------------
                                   Name:  John B. Jance
                                   Title: Vice President

                            ARDSHIEL INC.

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            MASSACHUSETTS MUTUAL LIFE
                            INSURANCE COMPANY

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            MASSMUTUAL PARTICIPATION INVESTORS

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            MASSMUTUAL CORPORATE INVESTORS

                            By:    -----------------------------------
                                   Name:
                                   Title:

                            ARDSHIEL INC.

                            By:      /s/
                                   -----------------------------------
                                   Name:
                                   Title:  Attorney-in-Fact


                            BANK OF AMERICA ILLINOIS

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            BANK OF AMERICA ILLINOIS


                            By:      /s/ Jeffrey M. Mann
                                   -----------------------------------
                                   Name:   Jeffrey M. Mann
                                   Title:  Principal


                            ------------------------------------------
                            Jeffrey B. O'Neill


                            JOHN HANCOCK MUTUAL LIFE
                              INSURANCE COMPANY


                            By:      /s/ Phillip Peters
                                   -----------------------------------
                                   Name:  Phillip Peters
                                   Title: Senior Agribusiness
                                          Investment Officer

                            MASSACHUSETTS MUTUAL LIFE
                            INSURANCE COMPANY

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            MASSMUTUAL PARTICIPATION INVESTORS

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            MASSMUTUAL CORPORATE INVESTORS

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:

                            ARDSHIEL INC.

                            By:      /S/
                                   -----------------------------------
                                   Name:
                                   Title:  Attorney-in-Fact


                            BANK OF AMERICA ILLINOIS

                            By:
                                   -----------------------------------
                                   Name:
                                   Title:


                            ------------------------------------------
                            Jeffrey B. O'Neill